UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 11, 2016

Behringer Harvard Opportunity REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51961	20-1862323
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas

75001

(Address of principal executive offices)

(Zip Code)

(866) 655-3650

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                                           Other Events.

On February 26, 2008, Behringer Harvard Opportunity REIT I, Inc. (which may be referred to herein as the “Registrant,” the “Company,” “we,” “our” or “us”) acquired Northborough Tower, a single-tenant office building located in the Greenspoint submarket of Houston, Texas, through Behringer Harvard Northborough LP, an indirectly-owned special purpose entity (“Northborough LP”).  In connection with the acquisition, Northborough LP assumed and became the borrower under a promissory note and deed of trust dated December 29, 2005 secured by Northborough Tower.  The mortgage loan is nonrecourse to the Company subject to customary carve-outs.  The original lender was Lehman Brothers Bank, FSB, which securitized the loan.  As a result, the loan became a CMBS loan.  The current lender is LB-UBS Commercial Mortgage Trust, 2006-C3.

During the third quarter of 2015, Northborough Tower’s single tenant vacated the building.  The tenant’s lease does not expire until April 2018, and the tenant has continued to make its monthly rental payment.  The cash management agreement provides that upon an event of default, the lender can cause all funds in the property account to be deposited into a lender-controlled and administered bank account.  In December 2015, the lender exercised its right to control the operating funds of the property.

Under the terms of the cash management agreement prior to maturity, tenant rental payments deposited in the lender-controlled bank account are applied: (i) to pay any taxes, other charges, or insurance premiums due and payable; (ii) to pay interest and principal due on such date with respect to the loan; (iii) to replenish all reserves and escrow funds required to be paid by borrower under the loan documents; and (iv) to pay normal and customary operating expenses of the property that have been approved by the lender.  Any funds remaining are held by the lender for the leasing of the property or, in the event of a default, applied to the loan balance.

We have been actively marketing the property for sale; however, we have not received any offers above the loan balance.  The loan matured on January 11, 2016. We did not pay the outstanding principal balance of the loan at maturity, which constituted an event of default.  As a result of the maturity default, the lender may apply all tenant rental payments towards the outstanding balance and may initiate foreclosure proceedings, sell the property, or have a receiver appointed to operate the property.  The current outstanding principal balance of the loan is approximately $18.5 million.  We have contacted the lender’s servicer regarding transferring the property to the lender in satisfaction of all loan obligations; however, we have been informed that the loan is in the process of being transferred to a special servicer.  At the time of this filing, we cannot give any assurances that the servicer or the special servicer, once appointed, will agree to accept a transfer of the property in full satisfaction of the loan obligations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEHRINGER HARVARD OPPORTUNITY REIT I, INC.

Dated: January 15, 2016	By:	/s/ Terri Warren Reynolds
Terri Warren Reynolds
Senior Vice President - Legal, General Counsel & Secretary